CHECKERS DRIVE-IN RESTAURANTS, INC.
                              LIST OF SUBSIDIARIES
                                   EXHIBIT 21

The following entities are consolidated with the Company for financial reporting purposes:

                                           % OWNED       STATE OF ORGANIZATION
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CHA Partners                               50%           Delaware
Skipper Road Checkers Partnership          75%           Delaware
580 Partners                               50%           Delaware
Checkers/Conway, Inc.                      100%          Delaware
Checkers/Tempco Joint Venture              51%           Florida
Checkers of Chicago                        100%          Delaware
Metro Double Drive-Thru, L.P.              10.55%        Chicago
Greater Chicago Double Drive-Thru, L.P.    60.79%        Chicago
Stony Island Double Drive-Thru, L.P.       36.03%        Chicago
Northside Double Drive-Thru, L.P.          65.83%        Chicago
Chicagoland Double Drive-Thru V, L.P.      48.42%        Chicago
Chicago Double Drive-Thru VI, L.P.         25.08%        Chicago
Evergreen Double Drive-Thru, L.P.          54.73%        Chicago